UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT
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TEXAS CAPITAL BANCSHARES, INC.
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© 2022 Texas Capital Bank, N.A. Member FDIC Investor Presentation Spring 2022

2 Transforming into Texas’ Flagship Financial Services Firm New Strategic Plan In September, we embarked on an enterprise-wide transformation to build the flagship financial services firm in Texas by achieving our goals:  Employer of choice in Texas for people interested in careers in financial services  Strong execution coupled with industry expertise and higher touch service that earns us the right to provide advice when it counts  Financially resilient bank that is easy to do business with and proactive and responsive to client, employee, and community needs  Build trusted relationships that lead to being a "first call“ from top clients and prospects Strengthened Leadership Team Driving Results Our new CEO, Rob Holmes, and refreshed Operating Committee bring the right skills and experience to drive us forward in the next steps of our transformation  Our CEO, Rob Holmes, joined the firm in January 2021 and brings over 30 years of experience with a proven record of driving innovation  We welcomed eight new members to our Operating Committee who bring extensive industry expertise that is critical in driving our growth and expansion We have key competitive advantages and a strong operating model, and are already seeing strong results as we execute on our strategic plan  Key competitive advantages  Branch-lite model and several best-in- class businesses  Fast-growing market in Texas  Top talent motivated to deliver  Operating model aligned to our vision  Organizing around client delivery  Expanding products and services  Consistent communication, enhanced accountability, and a bias for action  We are already seeing strong results  $4.60 Diluted EPS, up 311% YoY  $235.2mm Net Income, up 316% YoY 2021 was a pivotal year – we launched a transformative strategy and welcomed a new CEO and refreshed management team with the goal of building Texas Capital Bank into the flagship financial services firm in Texas

Strengthened Executive Leadership Team To Move Us Forward



President and Chief Executive Officer
Rob Holmes

- Joined January 2021
- **Proven record of driving innovation**, building client relationships, developing talent and fostering strong culture
- Commitment to **entrepreneurial mindset**
- Most recently **Global Head of Corporate Client Banking and Specialized Industries at JPMorgan Chase**
- In that role, had **end-to-end responsibility** for the business, providing global treasury management services, credit and investment banking solutions



Chief Legal Officer, Corporate Secretary
Anna Alvarado

- Joined October 2021
- Most recently General Counsel at FirstCash, where she led an international team of more than 50 people
- Formerly at Texas-based Tanner & Associates PC and Hill Gilstrap PC



Executive Vice President, Chief Administrative Officer
John Cummings

- Joined January 2022
- Most recently Head of the Wealth Advisory business at Citigroup
- Previously spent nearly three decades at Merrill Lynch, where he was a key leader in the creation of the Digital Investment business



Chief Information Officer
Don Goin

- Joined May 2021
- Successfully led large-scale technology organizations and digital transformations in banking and financial services over past 18 years
- Previously CIO of Santander Consumer



Head of Corporate Banking
Julia Harman

- Joined April 2021
- Most recently North Texas Regional President at Truist Financial
- Previously held various roles with SunTrust Bank and SunTrust Robinson Humphrey, and Fifth Third Bank



Head of Investment Banking
Dan Hoverman

- Joined August 2021
- Most recently Head of Corporate Advisory and Sponsors Coverage at Regions Financial
- Formerly at Houlihan Lokey, Credit Suisse, UBS and Kirkland & Ellis



Chief Human Resources Officer
Shannon Jurecka

- Joined April 2021
- Most recently SVP and Chief Human Resources Officer at Celanese
- Received numerous recognitions for her leadership, particularly in DE&I efforts



Head of Treasury Solutions
Nancy McDonnell

- Joined January 2021
- Most recently Global Head of Commercial Banking Treasury & Security Services at JPMorgan, and brings three decades of senior leadership experience



Executive Vice President, Chief Financial Officer
Matt Scurlock

- Joined Operating Committee January 2022
- Most recently Corporate Treasurer, with responsibility for Corporate Finance, Investor Relations, Corporate Treasury, and Corporate Strategy initiatives
- Joined Texas Capital in 2013 to lead development of the Capital Analytics and Stress Testing group



Chief Risk Officer
Tim Storms

- Joined January 2021
- Most recently Chief Risk Officer of the Commercial Banking Real Estate businesses at JPMorgan Chase, where he built over 25 years of industry experience

Texas Capital Bancshares, Inc.

3

4  Adopted and continue to implement updated strategic plan, including detailed reviews of each business line, the operating model, investment spend and overall strategy  Raised $625 million of capital – the largest in the Company’s history – allowing the Bank to exceed “well-capitalized” regulatory ratios and leaving the Company well-positioned to execute on the new strategy  Streamlined business lines and technology by unwinding divisions not aligned to our core strategy to allow for self-funding of necessary investment, reduced variability in earnings and more efficient use of capital  Built out our senior management team with eight new Operating Committee members who have the skills and experience to effectively execute on our strategic plan and successfully lead the Company through our enterprise-wide transformation 2021 Performance Highlights $235.2 Million Net Income(1) up 316%(2) 8.35% ROCE(4) up 298%(2) $3.2 Billion Stockholders’ Equity up 12%(2) $4.60 Diluted EPS(3) up 311%(2) $28.1 Billion Total Deposits down 9%(2) $37.4 Billion Total Assets down 8%(2) Company Achievements Financial Performance (1) Net income available to common stockholders (2) Percentage change over the prior fiscal year (3) Earnings per share. (4) Return on Common Equity.

5 Executive Compensation Overview Compensation Element Description 2021 Decisions Short Term Base Salary • Fixed component of pay targeted at median • NEOs received base salary commensurate with position after consideration of peer market data Annual Cash Incentive • Executives can earn 0-150% based on achievement of pre-established targets related to financial and operational goals: o EPS (40%) o ROCE (20%) o Strategic Priorities (40%) • Performance on EPS and ROCE metrics against targets produced payouts of 150% • Payouts on individual performance on Strategic Priorities ranged from 85% to 150% for the NEOs, with the CEO's payout at 150% Long Term Performance-Based Restricted Stock Units • Executives can earn 0-200% based on achievement of pre-established targets: o EPS achieved over 3 consecutive 1-year performance periods (60%) o Relative TSR to peer group achieved vs. target over a three-year performance period (40%) • Vests at the end of the three-year period, if earned • All NEOs received an award of performance- based RSUs for 2021 (except Ms. Alvarado who joined late in the year) Time-Based Restricted Stock Units • Vests at the end of the three-year period, subject to continued employment on vesting date • All NEOs received an award of time-based RSUs for 2021 Our compensation philosophy enables us to attract and retain top talent in a competitive landscape while strongly aligning our executives’ interests with our stockholders’ interests Program Structure 2021 CEO Target Pay Mix

6 Recent Executive Compensation Decisions • When he joined our company as President and CEO, Mr. Holmes received a one time cash payment of $2.5 million (subject to repayment if he leaves within a year) and a grant of 233,755 RSUs (that cliff vest after three years) • These awards were to compensate Mr. Holmes for forgone awards at his previous employer and were critical to attracting a talented, top quality CEO with the abilities needed to execute on our new strategic plan, and encourage both retention and alignment with stockholders We provided stockholder-aligned incentives to attract a refreshed and strengthened management team with the skills and experience to lead Texas Capital through our enterprise-wide transformation, and have made enhancements to further strengthen our overall compensation program Area of Enhancement Details Changed Cash Incentive Compensation Plan Design Reduced number of compensation plans; provided structure directly linked to performance, including individual performance, reinforcing pay-for- performance philosophy Changed Long-Term Incentive Compensation Plan Design Expanded performance-based RSUs deeper into organization to reinforce importance of performance Expanded pool of participants eligible to receive long-term incentive compensation Adopted Enhanced Recoupment and Forfeiture Policy Enhanced policy covers cash and equity awards made in the prior 4 years in case of • financial restatement due to gross negligence, intentional misconduct, fraud, or material financial reporting violation • extraordinary financial loss or reputational damage resulting from acts or omissions New Hire Sign-On Bonuses and Buy-Out Equity Awards  In 2021, we significantly reshaped our executive team to ensure we have the right executive talent in place to successfully execute our new strategy and move the Company forward  In January 2021, Rob Holmes joined the firm as our new President and CEO  In 2021, we welcomed eight new leaders to our Operating Committee  In some cases, we provided sign-on bonuses or buy-out equity awards for new hires as a means of making up for compensation opportunities forfeited when they left their former employers  These equity awards also align our new executives’ interests with those of our stockholders, and are subject to time-based vesting and repayment provisions to encourage retention CEO Award Details Recent Compensation Enhancements for 2022 We have recently adopted a number of enhancements to further strengthen our compensation program going forward, making the following changes for 2022

7 31% 69% Responding to Stockholder Feedback 2021 Fall Stockholder Outreach Compensation Program Feedback and Enhancements We contacted 19 of our Top 25 Stockholders Representing over 69% of our outstanding common stock Held in-person and telephonic meetings with 10 Stockholders Representing approximately 31% of our outstanding common stock Topics Covered Feedback from this year's investor meetings was positive, with many investors expressing appreciation for the Company's strategy and new executive team. Topics covered during our discussions with investors included:  board composition, including diversity and skills  board oversight of risks and opportunities  our executive compensation program structure and philosophy  corporate responsibility, including human capital management Stockholder Outreach Contacted Holders Owning % Met with Holders Owning % Feedback We Heard Our Perspective and Response  Preference for more disclosure, including discretion used by the Compensation Committee and one- time payments  Additional disclosure included in the proxy statement, including information on individual performance and new hire awards  Consider inclusion of ESG Metrics in compensation plan design  Including ESG metrics in our incentive compensation plans is currently being reviewed as part of the overall transformation of the firm and will be assessed for future compensation plan design  Preference against one-time payments made to executives  Given our ongoing enterprise-wide transformation and the critical importance of attracting top executive talent to drive our new strategy, we made certain one-time awards in 2021; for details, see slide 7  Preference for enhanced disclosure of the incentive compensation metrics applied and the rational behind these decisions  It is our policy to disclose the actual performance hurdles for the short- and long-term performance metrics after the performance period has concluded

8 Experienced and Engaged Board of Directors Chief Legal Officer, Corporate Secretary Anna Alvarado Larry L. Helm (Chairman of the Board)  Former Chairman and CEO, Bank One Dallas Committee Membership:  Risk Paola M. Arbour  Chief Information Officer, Tenet Healthcare Committee Membership:  Risk Jonathan E. Baliff  Operating Partner, Genesis Park Committee Membership:  Risk James H. Browning  Former Partner, KPMG Committee Membership:  Audit (Chair), Governance & Nominating Rob C. Holmes  Chief Executive Officer, President and Director, Texas Capital Bancshares Committee Membership:  None David S. Huntley  Chief Compliance Officer, AT&T Committee Membership:  Audit, Compensation & Human Capital Charles S. Hyle  Former Chief Risk Officer, Key Corp. Committee Membership:  Risk (Chair), Audit Elysia Holt Ragusa  Principal, RCubetti LLC Committee Membership:  Governance & Nominating (Chair), Compensation & Human Capital Steven P. Rosenberg  President, SPR Ventures, Inc. Committee Membership:  Compensation & Human Capital Robert W. Stallings  President & CEO, Stallings Capital Group, Inc. Committee Membership:  Governance & Nominating, Risk Dale W. Tremblay  Executive Chairman, C.H. Guenther & Son LLC Committee Membership:  Compensation & Human Capital (Chair) Board Profile Women:  2 Directors (18%) Racial / Ethnic Diversity:  2 Directors (18%)  0–5 Years  5-10 Years  10+ Years 2 4 4 7 1 9 6 7 3 5 Sales / Marketing Risk Management Regulatory Compliance M&A Experience Information Technology C-Suite Experience Board Leadership Role Public Company Board Experience Accounting, Financial Reporting Financial Services Expertise Diversity The Company and the Board believe diversity in the boardroom is critical to the success of the Company and its ability to create long-term value for our stockholders. The Board will continue to make diversity a priority when considering director candidates Tenure The Board considers length of tenure when reviewing nominees to maintain an overall balance of experience, continuity and fresh perspectives

9 We Request Your Support at the 2022 Annual Meeting Board Voting Recommendations  PROPOSAL 1: ELECTION OF DIRECTORS • The Board believes that each of the 11 director nominees has the knowledge, experience, skills and background necessary to contribute to an effective and well-functioning Board Our Board of Directors recommends a vote FOR the election of 11 director nominees  PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM • The Audit Committee has appointed Ernst & Young LLP (EY) as our independent registered public accounting firm for 2022 Our Board of Directors recommends a vote FOR the ratification of EY’s appointment  PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION • Our Board and Compensation Committee are deeply committed to providing a compensation package for our NEOs that is primarily driven by the overall economic performance of the Company and supplemented with a focus on the performance of each executive, which we believe impacts our overall long-term profitability Our Board of Directors recommends a vote FOR the resolution approving our NEOs’ compensation  PROPOSAL 4: APPROVAL OF THE 2022 LONG-TERM INCENTIVE PLAN • The Board recommends that stockholders approve the Company's 2022 Long-Term Incentive Plan, which would provide a vehicle for the Board to issue long-term incentive and other equity awards to management, employees and the Board Our Board of Directors recommends a vote FOR the approval of the new incentive plan